Exhibit 99.1

interCLICK Prices $18.1 Million Common Stock Offering

NEW YORK – December 16, 2009 – interCLICK, Inc. (NASDAQ: ICLK), the leading ad network in data and inventory transparency, today announced that it has entered into definitive agreements to sell 2,875,000 shares of common stock to a select group of institutional investors at a price of $4.50 per share in a registered direct offering. Net proceeds to the company after deducting placement agent fees will be approximately $12.0 million.  Concurrent with interCLICK’s primary offering, certain members of interCLICK’s Board of Directors will sell a total of 1,150,000 registered shares of common stock at $4.50 per share. Total gross proceeds of the offering will be approximately $18.1 million.

The Company intends to use the net proceeds for general corporate purposes and working capital requirements.  The offering is expected to close on December 21, 2009, and is subject to the satisfaction or waiver of customary closing conditions.

RBC Capital Markets Corporation served as lead placement agent and Merriman Curhan Ford & Co. acted as co-agent.

The shares will be sold by interCLICK, Inc. pursuant to a shelf registration statement declared effective by the Securities and Exchange Commission on November 30, 2009. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities may only be offered by means of a prospectus, including a prospectus supplement, which forms a part of the effective registration statement. Copies of the final prospectus supplement and accompanying base prospectus can be obtained from the SEC's website at http://www.sec.gov or by contacting RBC Capital Markets Corporation at Three World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, Attention: Equity Syndicate, (212) 428-6670.

About interCLICK

interCLICK, Inc. (NASDAQ: ICLK) provides a transparent platform enabling digital advertisers and agencies to maximize return on investment  at unprecedented scale. The company's platform applies traditional supply chain methodologies leveraging premium publisher inventory and third party data sources to maximize the effectiveness along the online advertising value chain.

NEW YORK              CHICAGO            LOS ANGELES             SAN FRANCISCO             WEST PALM BEACH

contact us. Phone: 646.722.6260 Fax: 646.304.6875 email: info@interclick.com or visit us online at www.interclick.com

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) including our anticipated use of proceeds from the offering and our expectations regarding closing the offering. Additionally, words such as “seek,” “intend,” “believe,” “plan,” “estimate,” “expect,” “anticipate” and other similar expressions are forward-looking statements within the meaning of the Act. Some or all of the events or results anticipated by these forward-looking statements may not occur. Factors that could cause or contribute to such differences include the impact of intense competition, the continuation or worsening of current economic conditions, the failure to close the offer described above and changes relating to Internet advertising.  Further information on interCLICK’s risk factors is contained in its filings with the Securities and Exchange Commission, including our registration statement on Form S-3, as amended, on November 30, 2009 and the prospectus supplement dated December 16, 2009. interCLICK does not undertake any duty nor does it intend to update the results of these forward-looking statements.

Company Contact

Roger Clark, CFO
(646) 395-1776
roger.clark@interclick.com

Institutional Investor Relations Contact

Andy Graves
Seacliff Consulting LLC
(415) 578-4078
agraves@seacliffllc.com

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NEW YORK              CHICAGO            LOS ANGELES             SAN FRANCISCO             WEST PALM BEACH

contact us. Phone: 646.722.6260 Fax: 646.304.6875 email: info@interclick.com or visit us online at www.interclick.com